UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2025

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 4, 2025, Mary Tagliaferri MD resigned from her position as Senior Vice President and Chief Medical Officer of Nektar Therapeutics, a Delaware corporation (the “Company”), effective immediately.  Dr. Tagliaferri resigned for personal reasons, and her resignation is not the result of any disagreement with the Company on any matter relating to its strategies or operations and does not arise from any concern with the conduct or integrity of any of the Company’s clinical trials.

Brian Kotzin, MD, who was serving as the Company’s strategic advisor to the rezpegaldesleukin program since April 2023, has assumed the responsibilities of interim Chief Medical Officer.  From 2017 to 2023, Dr. Kotzin supported the clinical development of rezpegaldesleukin in several different capacities at the Company.  Dr. Kotzin has over 40 years of expertise in immunology and has extensive development and management experience. From 2004 to 2015, Dr. Kotzin was at Amgen, where he served as Vice President, Global and Clinical Development and Head, Inflammation Therapeutic Area, directing the global development efforts for Amgen product candidates in the inflammation area. During his time at Amgen, he also served as Vice President of Medical Sciences, which encompassed early development, biomarker development, and clinical immunology.

Prior to entering the life sciences industry, Dr. Kotzin held several positions in academia, including a professor at the University of Colorado Health Sciences Center, where his research focused on immunopathogenesis of disease. He has also held leadership roles at several national organizations, including as a member of the American College of Rheumatology (ACR) Board of Directors and is currently an elected Master of the ACR, Member and Chairperson of the NIH Immunological Sciences Study Section, Chairperson of the NIH Autoimmunity Centers of Excellence, and Member of the Board of Directors for the Federation of Clinical Immunology Societies.  He has previously served on the Board of Directors of Rigel Pharmaceuticals, Inc., Vera Therapeutics, Inc., and Kyverna Therapeutics, Inc.  He currently serves on the Board of Directors of Argenx SE, Biora Therapeutics, Inc., and Genascence Corporation.

Dr. Kotzin received an M.D. from Stanford University and a bachelor’s degree in mathematics from the University of Southern California. He is board certified in rheumatology and internal medicine.

As part of his new responsibilities, Dr. Kotzin will also assist the Company in a search being initiated for a new Chief Medical Officer for Nektar Therapeutics.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: February 4, 2025	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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